UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 14, 2013

The Interpublic Group of Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On June 14, 2013, The Interpublic Group of Companies, Inc. (the “Company”), announced that it is exercising its option to redeem all of its 10.00% Senior Notes due 2017 (the “Notes”). Pursuant to Article 11 of the indenture dated as of November 12, 2004 (the “Base Indenture”) between the Company and SunTrust Bank (to the interests of which as indenture trustee U.S. Bank National Association has succeeded) (the “Trustee”), Section 2.03 of the Seventh Supplemental Indenture dated as of June 15, 2009 (the “Seventh Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee, and Paragraphs 5 and 6 of the Notes, the Company issued a redemption notice announcing that it will redeem all of the Notes, of which an aggregate principal amount of $600,000,000 is outstanding. The redemption date is July 15, 2013. The redemption price will be equal to 105% of the principal amount of the Notes.

A copy of the notice announcing redemption of the Notes is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.  Other Events.

On June 14, 2013, the Company issued a press release announcing the exercise of the Company's option to redeem all Notes. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1:  Notice of Redemption, dated June 14, 2013 (filed pursuant to Item 2.04).
Exhibit 99.2:  Press release, dated June 14, 2013 (filed pursuant to Item 8.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.
Date: : June 14, 2013	By:	/s/ ANDREW BONZANI
Andrew Bonzani Senior Vice President, General Counsel and Secretary